UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

WESTERN URANIUM CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Ontario, Canada	000-55626	98-1271843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700-10 King Street East, Toronto, Ontario, Canada	M5C 1C3
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 564-2870

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On March 30, 2017, Western Uranium Corporation (the “Company”) completed the closing of a non-brokered private placement (the “Placement”), which remains subject to final regulatory approval. In the Placement, the Company issued a total of 634,424 units (the “Units”) for gross proceeds of USD $835,805. The Company issued the Units at a price of Cdn$1.75 per Unit. Each Unit consists of one common share of the Company (a “Share”) plus one common share purchase warrant of the Company (a “Warrant”). Each Warrant entitles the holder to purchase one Share at a price of Cdn$3.25 for a period of 5 years following the closing date on which the Warrant was issued. The Warrants contain a provision that if the Company’s shares trade at or above Cdn$4.25 per share for 15 consecutive trading days, the Company may, at any time after the expiry of the applicable statutory hold period, accelerate the expiration of the Warrants upon not less than 30 days’ written notice by the Company. Only accredited investors (as defined in Rule 501(a) of Regulation D) participated in the Placement. The Company relied on Rule 506(b) of Regulation D for offers and sales of the Units to both U.S. and non-U.S. subscribers. The Company will file Form D with respect to the Placement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated March 31, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2017	WESTERN URANIUM CORPORATION

	By:	/s/ Robert Klein
Robert Klein Chief Financial Officer

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